EXHIBIT 16


                                AJ. Robbins, P.C.
                          Certified Public Accountants
                              216 Sixteenth Street
                                    Suite 600
                                Denver, CO 80202





Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Ten Stix, Inc. dated July 8, 2003.



                                              /s/ AJ. ROBBINS, P.C.
                                              ---------------------
                                              AJ. ROBBINS, P.C.
                                              CERTIFIED PUBLIC ACCOUNTANTS



Denver, Colorado
July 8, 2003